UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 8, 2018

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 8, 2018, the Compensation Committee of the Board of Directors of Commercial Vehicle Group, Inc. (the “Company”) approved the Commercial Vehicle Group, Inc. Annual Incentive Plan (the “Bonus Plan”). Each executive officer is eligible to participate in the Bonus Plan. The Bonus Plan is based solely on Company-wide financial performance metrics and weightings for each plan year established by the Compensation Committee of the Board of Directors (the “Compensation Committee”).
The Compensation Committee has the discretion to review, modify and approve the calculation of the annual performance goals and determine the amount of any bonuses payable under the Bonus Plan for the sole purpose of ensuring that the incentive payments are calculated with the same intentions in which the targets were set for the year, including making adjustments to eliminate the effects of certain unforeseen events at the time the Bonus Plan was established.
In addition, the Compensation Committee has the discretion to increase or decrease the payouts based on significant differences in individual performance for each of the executive officers.
A copy of the Commercial Vehicle Group, Inc. Annual Incentive Plan is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Commercial Vehicle Group, Inc. Annual Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

March 14, 2018	By:	/s/ Patrick E. Miller
	Name:	Patrick E. Miller
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commercial Vehicle Group, Inc. Annual Incentive Plan